UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2012

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801

(Address of Principal Executive Offices, including zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On May 3, 2012, Parkway Properties, Inc. (“Parkway” or the “Company”) issued a press release regarding its results of operations for the quarter ended March 31, 2012. A copy of this press release is attached hereto as Exhibit 99.1.

On May 3, 2012, Parkway will hold its earnings conference call for the quarter ended March 31, 2012, at 5:00 p.m. Eastern Time.

The information furnished to the SEC pursuant to this item is furnished in connection with the public release of information in the press release on May 3, 2012 and on the Company’s May 3, 2012 earnings conference call.

The information set forth in Items 2.02 and 7.01 of this Form 8-K and Exhibits 99.1 and 99.2 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Parkway Properties, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 7.01.	Regulation FD Disclosure

During the conference call on May 3, 2012 referenced in Item 2.02 above, management will discuss the recent announcement of the Company’s agreement to purchase Hearst Tower for $250 million, as well as an agreement whereby TPG, a global private investment firm, would make a $200 million equity investment in Parkway. An investor presentation, which includes a discussion of the Hearst Tower acquisition and the equity investment by TPG, is attached hereto as Exhibit 99.2.

ITEM 8.01	Other Events

On May 3, 2012, Parkway issued a press release announcing the entry into agreements with respect to the Hearst Tower purchase and TPG equity investment transactions described under Item 7.01 above. A copy of this press release is attached hereto as Exhibit 99.3.

Additional Information

This report is being filed in respect of the proposed equity investment transaction involving the Company and TPG, as described above. The Company will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the conversion of any shares of preferred stock of the Company issued to TPG in connection with TPG’s proposed equity investment in the Company into shares of the Company’s common stock. The Company also will be filing other documents with the SEC. Investors and security holders are urged to read the proxy statement and other documents relating to such acquisition when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.pky.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders regarding the conversion of any shares of preferred stock of the Company issued to TPG in connection with TPG’s proposed equity investment in

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the Company into shares of the Company’s common stock. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 12, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 5, 2012. Additional information regarding the interests of such individuals in the proposed acquisition of the Company will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.pky.com.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of the Company dated May 3, 2012, announcing the results of operations of the Company for the quarter ended March 31, 2012.

99.2	Investor Presentation related the Company’s agreement to purchase Hearst Tower and the proposed equity investment in the Company by TPG.

99.3	Press Release of the Company dated May 3, 2012, announcing the Company’s agreement to purchase Hearst Tower and the proposed equity investment in the Company by TPG.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012

PARKWAY PROPERTIES, INC.

By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer

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